Exhibit 99.1
Harmonic Announces Third Quarter Results
Strong Sequential Sales Growth; Profitability;
Many New Customer Wins and Product Introductions
SUNNYVALE, Calif.—October 25, 2006—Harmonic Inc. (Nasdaq: HLIT), a leading provider of digital video, broadband optical networking and IP delivery systems, today announced its results for the quarter ended September 29, 2006.
For the third quarter of 2006, the Company reported net sales of $62.9 million, up from $53.3 million in the previous quarter and up from $61.0 million in the third quarter of 2005. The 18% sequential sales growth reflected increased shipments of a broad range of new video delivery solutions to domestic cable customers and new international telco and satellite customers. During the quarter, supply chain constraints continued to have some impact on the timing of shipments. The Company expects these supply issues to be resolved in the fourth quarter.
The Company continued to expand its customer base worldwide. International sales represented 53% of net sales for the third quarter of 2006, compared to 49% for the previous quarter and 44% in the third quarter of 2005.
During the third quarter of 2006, the Company continued to improve its gross margins. This improvement was due to an increase in the proportion of net sales from video processing and software and services, more favorable gross margins from new products and a margin benefit associated with favorable progress on a major project.
The GAAP net income for the third quarter of 2006 was $4.0 million, or $0.05 per diluted share, compared to a GAAP net loss of $2.9 million, or $0.04 per share for the same period of 2005. The GAAP net income for the third quarter of 2006 included a net $2.1 million restructuring charge for excess facilities which were vacated during the third quarter in connection with a plan to make more efficient use of the Company’s buildings, offset by credits to the excess facilities reserve as a result of entry into sub-leases for vacated buildings. The GAAP net income also included a non-cash charge of $1.2 million for stock-based compensation expense. GAAP results presented for 2005 do not include stock-based compensation expense. Excluding these accounting charges for excess facilities, stock-based compensation expense and the amortization of intangibles, the non-GAAP net income for the third quarter of 2006 was $7.5 million, or $0.10 per diluted share, compared to a non-GAAP net loss, excluding the amortization of intangibles, of $2.6 million, or $0.04 per share for the same period of 2005.
As of September 29, 2006, the Company had cash, cash equivalents and short-term investments of $110.7 million, down slightly from $113.5 million as of June 30, 2006 and $110.8 million as of December 31, 2005.
“We are very pleased with our sales growth, improved operating efficiencies and profitability,” said Patrick Harshman, President and Chief Executive Officer. “We continued to see strong bookings across our global customer base. The quarter saw stronger U.S. cable activity, with growing demand for our video processing, video-on-demand edge and optical access solutions. We also continued to win new international business in the IPTV and satellite markets, driven by our next-generation encoders and video processing solutions, with new customer announcements in Austria, Germany, Norway, Romania and Spain.
“We have made significant progress in streamlining our operations and realigning our resources in order to strengthen our technology leadership. We have successfully introduced extensions to our family of MPEG-4 AVC encoders and video stream processing solutions for both high-definition and standard definition, as well as new high performance transmitters and receivers to extend cable network bandwidth in preparation for more video-on-demand and other narrowcast services. We also announced a definitive agreement to acquire Entone Technologies, whose video networking software solutions for content ingest, distributed content management and video streaming will significantly add to our on-demand capabilities. We currently expect this transaction to close in November.
“As we move into the fourth quarter, we expect to resolve the supply constraints that have held us back this year. We are very encouraged by customer demand for our exciting new products and the improvements in our operating performance. Our deep customer relationships, outstanding technologies and a solid balance sheet strategically position us to capitalize on the emerging opportunities in video delivery.”
Business Outlook
The Company anticipates net sales for the fourth quarter of the year to be in a range of $67 to $72 million. Gross margins in the fourth quarter are expected to be lower than reported in the third quarter, in a range of 43% to 46%.
Conference Call Information
Harmonic will host a conference call today to discuss its financial results at 2:00 p.m. Pacific (5:00 p.m. Eastern). A listen-only broadcast of the conference call can be accessed on the Company’s website at www.harmonicinc.com or by calling +1.617.597.5363 (participant code 17518057). The replay will be available after 5:00 p.m. Pacific at the same website address or by calling +1617.801.6888 (participant code 67913915).
About Harmonic Inc.
Harmonic Inc. is a leading provider of digital video, broadband optical networking and IP delivery systems to cable, satellite, telecom and broadcast network operators. Harmonic’s open standards-based solutions for the headend through the last mile enable customers to develop new revenue sources and a competitive advantage by offering powerful interactive video, voice and data services such as video-on-demand, high definition digital television, telephony and Internet access.
Harmonic (Nasdaq: HLIT) is headquartered in Sunnyvale, California with R&D, sales and system integration centers worldwide. The Company’s customers, including many of the world’s largest communications providers, deliver services in virtually every country. For more information, visit www.harmonicinc.com.
Legal Notice Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements related to our expectation to resolve supply chain constraints; our expectations regarding demand for video-on-demand and other narrowcast services; our beliefs regarding momentum in our business as we move into the fourth quarter of 2006; our expectation that we will experience revenue growth in the fourth quarter of 2006 from the third quarter; our plans and expectations regarding further cost reductions and improvements in operating efficiencies, including our plan to make more efficient use of our facilities; our expectation that we will experience reductions in occupancy expenses; our belief that continuing improvements in our operating performance coupled with our deep customer relationships, outstanding technologies and a solid balance sheet strategically position us to capitalize on the emerging opportunities in video delivery; and our expectations regarding our sales for the fourth quarter of 2006 and gross margins for the fourth quarter. Our expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected. These risks include continued unresolved supply chain constraints, difficulties in executing on our plan to improve our operating efficiencies, delays or decreases in capital spending in the cable, satellite and telco industries, customer concentration and consolidation, general economic conditions, market acceptance of new or existing Harmonic products, losses of one or more key customers, risks associated with Harmonic’s international operations, inventory management, the effect of competition, difficulties associated with rapid technological changes in Harmonic’s markets, the need to introduce new and enhanced products, and risks associated with a cyclical and unpredictable sales cycle. The forward-looking statements contained in this press release are also subject to other risks and uncertainties, including those more fully described in Harmonic’s filings with the Securities and Exchange Commission, including our Annual Report filed on Form 10-K and Form 10-K/A for the year ended December 31, 2005, our Quarterly Report on Form 10-Q for the quarter ended June 30, 2006, and our current reports on Form 8-K. Harmonic does not undertake to update any forward-looking statements.
Editor’s Note: Product and company names used here are trademarks or registered trademarks of their respective companies.

Harmonic Inc.
Condensed Consolidated Balance Sheets
(In thousands)

	September 29, 2006	December 31, 2005
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$50,404	$37,818
Short-term investments	60,320	73,010
Accounts receivable, net	52,423	43,433
Inventories	35,635	38,552
Prepaid expenses and other current assets	16,104	8,335

Total current assets	214,886	201,148
Property and equipment, net	14,943	17,040

Intangibles and other assets	7,238	8,109

	$237,067	$226,297

Liabilities and stockholders’ equity
Current liabilities:
Current portion of long-term debt	$596	$812
Accounts payable	22,864	19,378
Income taxes payable	6,952	6,480
Deferred revenue	23,019	18,932
Accrued liabilities	40,990	37,438

Total current liabilities	94,421	83,040

Long-term debt, less current portion	61	460
Accrued excess facilities costs	17,889	18,357
Other non-current liabilities	7,020	11,458

Total liabilities	119,391	113,315

Stockholders’ equity:
Common stock	2,056,594	2,048,164
Accumulated deficit	(1,938,750)	(1,934,715)
Accumulated other comprehensive loss	(168)	(467)

Total stockholders’ equity	117,676	112,982

	$237,067	$226,297

Harmonic Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 29, 2006	September 30, 2005	September 29, 2006	September 30, 2005

Net sales	$62,856	$60,960	$172,346	$193,638

Cost of sales	33,059	39,564	101,064	121,797

Gross profit	29,797	21,396	71,282	71,841

Operating expenses:
Research and development	10,021	9,403	29,554	28,381
Selling, general and administrative	16,931	15,166	48,623	47,102
Amortization of intangibles	45	110	179	1,233

Total operating expenses	26,997	24,679	78,356	76,716

Income (loss) from operations	2,800	(3,283)	(7,074)	(4,875)

Interest and other income, net	1,319	381	3,522	1,185

Income (loss) before income taxes	4,119	(2,902)	(3,552)	(3,690)

Provision for (benefit from) income taxes	103	(11)	482	25

Net income (loss)	$4,016	$(2,891)	$(4,034)	$(3,715)

Net income (loss) per share
Basic	$0.05	$(0.04)	$(0.05)	$(0.05)

Diluted	$0.05	$(0.04)	$(0.05)	$(0.05)

Shares used to compute net income (loss) per share:
Basic	74,588	73,554	74,286	73,168

Diluted	75,050	73,554	74,286	73,168

Harmonic Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Nine Months Ended
	September 29, 2006	September 30, 2005

Cash flows from operating activities:
Net loss	$(4,034)	$(3,715)
Adjustments to reconcile net loss to cash used in operating activities:
Amortization of intangibles	672	2,311
Depreciation	5,719	6,278
Stock-based compensation	4,376	9
Loss on disposal of fixed assets	55	15
Deferred income taxes	—	(282)
Changes in assets and liabilities:
Accounts receivable	(9,314)	16,774
Inventories	2,877	22
Prepaid expenses and other assets	(8,133)	2,275
Accounts payable	3,486	(2,727)
Deferred revenue	2,474	4,774
Income taxes payable	366	(706)
Accrued excess facilities costs	683	(3,530)
Accrued and other liabilities	764	(12,475)

Net cash provided by (used in) operating activities	(9)	9,023

Cash flows from investing activities:
Purchases of investments	(58,061)	(47,202)
Proceeds from sale of investments	71,030	49,053
Acquisition of property and equipment, net	(3,677)	(4,232)
Acquisition of BTL, net of cash acquired	—	(5,955)

Net cash provided by (used in) investing activities	9,292	(8,336)

Cash flows from financing activities:
Repayments under bank line and term loan	(615)	(829)
Repayments of capital lease obligations	(61)	(72)
Proceeds from issuance of common stock, net	4,017	6,281

Net cash provided by financing activities	3,341	5,380

Effect of exchange rate changes on cash and cash equivalents	(38)	134

Net increase in cash and cash equivalents	12,586	6,201
Cash and cash equivalents at beginning of period	37,818	26,603
Cash and cash equivalents at end of period	$50,404	$32,804

Use of Non-GAAP Financial Measures
In establishing operating budgets, managing its business performance, and setting internal measurement targets, the Company excludes a number of items required by GAAP. Management believes that these accounting charges and credits, which typically are non-cash in nature or affect the period-to-period comparability of results, are not useful in managing its operations and business. Historically, the Company has publicly presented supplemental non-GAAP measures in order to assist the investment community to see the Company “through the eyes of management,” and thereby enhance understanding of its operating performance. The non-GAAP measures used by management are gross margins, operating expenses, net income (loss) and net income (loss) per share. The presentation of non-GAAP information is subject to material limitations, is not intended to be considered in isolation or as a substitute for results prepared in accordance with GAAP and is not necessarily comparable to non-GAAP results published by other companies. A reconciliation of non-GAAP measures to GAAP is included with the financial statements contained in this press release. These adjustments for the periods presented, and the basis for excluding them, are:
•	Restructuring Activities
—	Severance Costs and Excess Facilities Charges

The Company has incurred severance costs in cost of sales and in operating expenses due to a recent reorganization of its senior management following the appointment of its new President and Chief Executive Officer in May. The Company has also incurred charges relating to the costs of excess facilities which were vacated during the third quarter as part of a plan to make more efficient use of space on its Sunnyvale campus. These charges were partially offset by credits to existing excess facilities reserves as a result of the Company entering into sub-leases for vacant buildings. The Company excludes costs of this nature in evaluating its ongoing operational performance as they affect the comparability of results. We believe that these costs do not reflect expected future operating expenses nor do they provide a meaningful comparison of current versus prior operating results.
•	Non-Cash Items
—	Stock-Based Compensation Expense

Harmonic has incurred stock-based compensation expense as required under FAS 123R for fiscal year 2006 and under APB 25 for prior comparative periods. The Company excludes stock-based compensation expense because it believes that this measure is not relevant in planning and managing its operations. Furthermore, because of varying available valuation methodologies, subjective assumptions and the variety of stock-based compensation arrangements, we believe that the exclusion of stock-based compensation expense allows for more accurate comparisons to competitors and peer group companies.

—	Amortization of Intangibles

The Company has incurred amortization of intangibles, included in gross margins and operating expenses in its GAAP financial statements, related to acquisitions the Company has made. Management excludes these items when it evaluates its operating performance. The Company believes that eliminating this expense from its non-GAAP measures is useful to investors as a measurement when comparing historical and prospective results and comparing such results to competitors and peer group companies because it more clearly describes the Company’s operating performance, since the amortization of intangibles will vary if and when the Company makes additional acquisitions.

Harmonic Inc.
GAAP to Non-GAAP Income (Loss) Reconciliation
(Unaudited)

	Three Months Ended September 29, 2006			Three Months Ended September 30, 2005
(In thousands)	Gross Margin	Operating Expense	Net Income (Loss)	Gross Margin	Operating Expense	Net Income (Loss)

GAAP	$29,797	$26,997	$4,016	$21,396	$24,679	$(2,891)

Cost of sales related to stock based compensation expense	184		184
Research and development expense related to stock based compensation expense		(331)	331
Selling, general and administrative expense related to excess facilities costs		(2,058)	2,058
Selling, general and administrative expense related to stock based compensation expense		(729)	729
Amortization of intangibles from acquisitions	169	(45)	214	154	(110)	264

Non-GAAP	$30,150	$23,834	$7,532	$21,550	$24,569	$(2,627)

GAAP income (loss) per share — basic and diluted			$0.05			$(0.04)

Non-GAAP income (loss) per share — basic and diluted			$0.10			$(0.04)

Shares used in per-share calculation — basic			74,588			73,554

Shares used in per-share calculation — diluted			75,050			73,554

	Nine Months Ended September 29, 2006			Nine Months Ended September 30, 2005
	Gross Margin	Operating Expense	Net Income (Loss)	Gross Margin	Operating Expense	Net Income (Loss)

GAAP	$71,282	$78,356	$(4,034)	$71,841	$76,716	$(3,715)

Cost of sales related to severance costs	300		300
Cost of sales related to stock based compensation expense	727		727
Research and development expense related to severance costs		(12)	12
Research and development expense related to stock based compensation expense		(1,304)	1,304
Selling, general and administrative expense related to severance costs		(650)	650
Selling, general and administrative expense related to stock based compensation expense		(2,342)	2,342
Selling, general and administrative expense related to excess facilities expense		(2,058)	2,058
Amortization of intangibles from acquisitions	493	(179)	672	1,096	(1,233)	2,329

Non-GAAP	$72,802	$71,811	$4,031	$72,937	$75,483	$(1,386)

GAAP (loss) per share — basic and diluted			$(0.05)			$(0.05)

Non-GAAP (loss) income per share — basic and diluted			$0.05			$(0.02)

Shares used in per-share calculation — GAAP basic and diluted; Non-GAAP basic			74,286			73,168

Shares used in per-share calculation — Non-GAAP diluted			74,726			73,168

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